As  filed  with  the  Securities  and  Exchange
Commission  on  March  2,  1999                     Registration No. ___________

                           ---------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                     THE SECURITIES ACT OF 1933, AS AMENDED
                         ------------------------------

                             RALSTON PURINA COMPANY
             (Exact name of registrant as specified in its charter)

     Missouri                                                         43-0470580
(State  or  other  jurisdiction of                              (I.R.S. Employer
incorporation  or  organization                              Identification No.)

Checkerboard  Square,  St.  Louis,  MO                                     63164
(Address  of  principal  executive  offices)                          (Zip Code)

                             RALSTON PURINA COMPANY
                            1999 INCENTIVE STOCK PLAN
                            (Full title of the plan)
                   ------------------------------------------

             J.M. Neville, Esq., Vice President and General Counsel
                             RALSTON PURINA COMPANY
                               Checkerboard Square
                            St. Louis, Missouri 63164
                     (Name and address of agent for service)
               Telephone number of agent for service: 314-982-1266



                            CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                       Proposed        Proposed
                       Maximum         Maximum           Amount of
Title of securities    Amount to be    Offering price    Aggregate        Registration
being registered       Registered      per share (a)     offering price   fee

Ralston Purina         19,000,000      $   28.09375      $ 533,781,250   $ 148,391.19
Common Stock           shares(c)
 .10 par value (b)

Total Registration                                                       $ 148,391.19
Fee
--------------------------------------------------------------------------------------


(a) The average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 8, 1999.
(b) Shares of Common Stock being registered will be awarded pursuant to the terms of the Ralston Purina Company 1999 Incentive Stock Plan.


PART  II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.    Incorporation  of  Documents  by  Reference

     The following documents filed with the Commission (File No. 1-4582) by Ralston Purina Company (hereinafter "the Company") are incorporated by reference:

     (i)       Annual Report on Form 10-K for the year ended September 30, 1998.

     (ii)        Quarterly Report on Form 10-Q for the period ended December 31,
1998.

     (iii)          Current  Report  on  Form  8-K  dated  January 26, 1999, and

(iv) The description of the Registrant's shares of common stock, including the Rights related to the shares as set forth in the Rights Agreement dated as of March 28, 1996, and amended May 28, 1998 between the Registrant and Norwest Bank, N.A., as successor to Boatmen's Trust Company as Rights Agent, contained in the Registrant's Form 8-A Registration Statements under the Securities Exchange Act of 1934, filed on June 7, 1993, as amended June 11, 1993, and on March 29, 1996, as amended January 21, 1999, including any amendments or reports filed for the purpose of updating such information.
     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicated that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.  Description  of  Securities.

     The Registrant's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item  5.  Interests  of  Named  Experts  and  Counsel.

     The validity of the issuance of the securities and obligations being registered has been passed upon for the Company by J.M. Neville, Vice President and General Counsel for the Company. Mr. Neville is paid a salary by the Company and participates in various employee benefit plans offered to employees generally, as well as in plans offered to a limited number of key employees. At January 1, 1999, Mr. Neville was the beneficial owner of 79,455 shares of the Registrant's common stock, and options to purchase 406,611 additional shares of common stock. Additionally, as of January 31, 1999, 14,367.401 shares of the Registrant's common stock were allocated to Mr. Neville's accounts under the Ralston Purina Company Savings Investment Plan.

     The financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1998, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountant, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers has served as independent accountant to the Registrant since 1955, and has no equity or other interest in Registrant.

Item  6.  Indemnification  of  Directors  and  Officers.

     Under the terms of Section 351.355 of the Missouri G.B.C.L. and the Registrant's Restated Articles of Incorporation, Registrant must indemnify any person who is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Registrant) by reason of the fact that he is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. As permitted by the Registrant's Restated Articles, the Registrant has entered into contracts with each of its directors and corporate officers guaranteeing the indemnification provisions stated in the Restated Articles and providing for advancement to such individuals of legal fees and other expenses necessary in defending against such actions, proceedings or claims.

     The Registrant has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of the Registrant's Restated Articles of Incorporation.

     The foregoing represents a summary of the general effect of Missouri law and the Registrant's Restated Articles of Incorporation for purposes of general description only. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the Missouri G.B.C.L., the Registrant's Restated Articles of Incorporation and its pertinent insurance contracts.

Item  7.  Exemption  from  Registration  Claimed.

     Not  Applicable.

Item  8.  Exhibits.

     Exhibit 4.1 Ralston Purina Company 1999 Incentive Stock Plan incorporated by reference from the Ralston Purina Company Notice of Annual
Meeting  and  Proxy  Statement  dated  December  9,  1998.

     Exhibit 5 Opinion of James M. Neville, Vice President and General Counsel of the Company attached hereto.

     Exhibit 23 Consent of Independent Certified Public Accountants attached hereto.

Item  9.  Undertakings.

(a)          The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement.

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii) to include any material information with respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be required with respect to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, as of the 2nd day of March, 1999.

                             RALSTON PURINA COMPANY




By:   /s/  W.  P.  McGinnis                   By:       /s/ J. P. Mulcahy
   ---------------------------------             -------------------------------
           W.P.  McGinnis                                   J.P. Mulcahy
     co-Chief  Executive Officer                    co-Chief Executive Officer
         and co-President                                and co-President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Neville and Charles S. Sommer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities described as of March 2, 1999.


SIGNATURE                                                     TITLE
---------                                                     -----


      /s/  William  P.  Stiritz                   Chairman of the Board
-------------------------------
     William  P.  Stiritz


SIGNATURE                                                      TITLE
---------                                                      -----


      /s/  W.  P.  McGinnis                       co-Chief Executive Officer and
---------------------------
     W.  P.  McGinnis                             co-President


       /s/  J.  P.  Mulcahy                       co-Chief Executive Officer
---------------------------
     J.  P.  Mulcahy                              co-President


       /s/  James  R.  Elsesser
-------------------------------
     James  R.  Elsesser                          Vice President and Chief
                                                  Financial  Officer

       /s/  Anita  M.  Wray                       Controller
---------------------------
     Anita  M.  Wray


      /s/  David  R.  Banks                        Director
---------------------------
     David  R.  Banks


      /s/  John  H.  Biggs                         Director
--------------------------
     John  H.  Biggs


      /s/  Donald  Danforth,  Jr.                  Director
---------------------------------
     Donald  Danforth,  Jr.


      /s/  William  H.  Danforth                   Director
--------------------------------
     William  H.  Danforth


      /s/  David  C.  Farrell                      Director
-----------------------------
     David  C.  Farrell


      /s/  M.  Darrell  Ingram                     Director
------------------------------
     M.  Darrell  Ingram


     /s/  Richard  A.  Liddy                       Director
----------------------------
     Richard  A.  Liddy

SIGNATURE                                                          TITLE
---------                                                          -----



      /s/  John  F.  McDonnell                     Director
------------------------------
     John  F.  McDonnell


     /s/  Katherine  D.  Ortega                    Director
-------------------------------
     Katherine  D.  Ortega